EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-275276) and Form S-8 (File Nos. 333-120620, 333-133667, 333-140091, 333-148357, 333-159711, 333-171717, 333-179592, 333-190010, 333-196293, 333-203467, 333-217314, 333-223874, 333-234359, 333-255794, 333-273808, 333-284385, 333-295139) of Micron Technology, Inc. of our report dated October 9, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
October 9, 2026